CSW Industrials Reports Robust Fiscal 2026 Fourth Quarter with
Record Quarterly and Full Year Results; Contractor Solutions Segment Returns to Positive Organic Growth in Fourth Quarter

DALLAS, May 26, 2026 (GLOBE NEWSWIRE) - CSW Industrials, Inc. (NYSE: CSW or the "Company") today reported results for the fiscal 2026 fourth quarter period ended March 31, 2026.

Fiscal 2026 Fourth Quarter Highlights (comparisons to fiscal 2025 fourth quarter)

•Total revenue increased 34.0% to a record of $309.0 million, driven by acquisitions during the last twelve months as well as organic growth
•Contractor Solutions delivered organic revenue growth of 2.6% in the fourth quarter
•Earnings per diluted share ("EPS") of $1.22 decreased 41.1% when compared to $2.08, driven primarily by a non-cash impairment and higher interest expense
•Adjusted EPS of $3.14, excluding the amortization of acquisition-related intangible assets, non-cash impairment and nonrecurring expenses, increased 21.1% when compared to $2.59
•Net income attributable to CSW of $20.2 million decreased 42.4% when compared to $35.1 million
•Adjusted EBITDA of $82.9 million increased 38.8%, setting a quarterly record
•Net debt of $842.7 million at the end of the quarter, resulting in a net leverage ratio (net Debt to EBITDA), in accordance with our credit facility, of 2.55x, within our stated target range of 1-3x

Fiscal 2026 Full Year Highlights (comparisons to fiscal 2025 full year)

•Total revenue increased 23.3% to a record of $1.1 billion, driven by acquisitions during the last twelve months
•EPS of $6.70, decreased 20.0% when compared to $8.38, driven primarily by higher interest expense, non-cash impairment, and non-recurring expenses
•Adjusted EPS of $10.38, increased 6.9% when compared to $9.71
•Net income attributable to CSW of $112.0 million decreased 18.0% when compared to $136.7 million
•Adjusted EBITDA increased 18.3% to a record $269.6 million
•Invested $1.0 billion in acquisitions and $17.3 million in organic capital expenditures, while returning total cash of $145.5 million to shareholders through share repurchases of $127.5 million and dividends of $18.0 million

Comments from the Chairman, President, and Chief Executive Officer

Joseph B. Armes, CSW Industrials’ Chairman, President, and Chief Executive Officer, commented, "I am pleased to report all-time record revenue and adjusted EBITDA for the fiscal fourth quarter and full fiscal year 2026, while also delivering record adjusted EPS. Reaching one billion dollars in annual revenue in just ten years is a milestone worth celebrating. These record setting results are attributable to CSW's successful growth strategy, which was accelerated by the recent acquisition and integration of businesses in two of our three reporting segments. Our Contractor Solutions segment strengthened its HVAC/R and electrical product offerings while our SRS segment further diversified its end market exposures. In addition, during the fiscal fourth quarter, our Contractor Solutions segment completed the strategic acquisition of Duckt-Strip, creating an immediate opportunity to accelerate sales growth on a differentiated electrical cable in the fast-growing HVAC mini-split market."

Armes continued, "Disciplined investments in immediately accretive acquisitions have added fast growing products to our portfolio, opened new end markets, and allowed CSW to leverage our broad distribution network. We enter fiscal year 2027 with a cautiously optimistic outlook for our primary end markets, and with conviction that we can continue to deliver growth that outpaces the markets we serve. We anticipate delivering meaningful growth in revenue, adjusted EBITDA, adjusted EPS, and cash flows in fiscal 2027."

Fiscal 2026 Fourth Quarter Consolidated Results

Fiscal fourth quarter revenue was $309.0 million, a $78.4 million or 34.0% increase over the prior year period. Total revenue growth included $72.0 million or 31.2% inorganic growth contributed by acquisitions completed over the last twelve months, which are reported within the Contractor Solutions and Specialized Reliability Solutions segments, as well as an increase in organic revenue of $6.4 million or 2.8%, contributed by 2.6% growth in Contractor Solutions and 8.8% growth in Specialized Reliability Solutions segments, offset by Engineered Building Solutions.

Gross profit in the fiscal fourth quarter was $126.6 million, or $134.5 million adjusted, representing 24.3%, or 32.0% adjusted, growth over $101.9 million in the prior year period. Adjustments made to gross margin in the quarter include expenses related to acquisition-related integration, a nonrecurring inventory write-down associated with a realignment of our distribution strategy, a reclass from operating expenses to cost of goods sold from the sequential prior quarter and expenses related to a planned exit and disposition of a business line within Engineered Building Solutions ("Greco Plans"). Gross margin contracted 320 basis points ("bps") to 41.0%, or 70 bps to 43.5% as adjusted, compared to 44.2% in the prior year period. The adjusted gross margin decrease was primarily a result of previously communicated acquisition-related dilution and the inflation of some material costs, partially offset by pricing actions and favorable freight costs.

Operating expenses were $87.1 million, or $71.9 million adjusted. Adjustments in the quarter include a $15.6 million impairment and additional $1.4 million expenses related to the Greco Plans, $2.6 million in nonrecurring expenses related to transaction and integration expenses for completed acquisitions, restructuring, and a discrete inventory write-down associated with a realignment of our distribution strategy. In addition, the aforementioned expense reclass between cost of goods sold and operating expenses for the full fiscal year period reduced the impact of the adjustments mentioned above. Operating expenses in the prior period quarter were $56.8 million, or $53.3 million adjusted. Operating expenses were higher in the current period due to additional expenses related to acquired companies, including amortization of intangible assets. Operating expenses as a percentage of revenue were 28.2%, or 23.3% adjusted, higher than the prior year period of 24.7%, or 23.1% adjusted as acquisitions-related synergies have not yet been fully realized.

Operating income in the current period was $39.5 million, or $62.6 million adjusted, compared to $45.0 million, or $48.6 million adjusted, in the prior year period. Operating income as a percentage of revenue was 12.8%, or 20.3% adjusted, compared to 19.5% or 21.1% adjusted in the prior year period. The decrease in operating margin was a result of the previously mentioned contraction in the gross margin and increased operating expenses, some of which we expect to offset in future periods as acquisition synergies are attained.

Interest expense, net of interest income, was $11.8 million, as compared to interest income of $1.6 million in the prior year period. Interest expense in the quarter resulted from the Term Loan A as well as borrowings outstanding under our revolving line of credit, due to our acquisitions and share repurchases. The prior year period contained interest income from money market investments utilizing cash on hand from the follow-on equity offering in September 2024, prior to investing in the recent acquisitions and share repurchases.

In the current period, reported net income attributable to CSW decreased 42.4% to $20.2 million, compared to $35.1 million in the prior year period. EPS was $1.22 per diluted share, a decrease of 41.1% as compared to $2.08 per diluted share in the prior year period, driven by aforementioned impairment and nonrecurring expenses and higher interest expenses, partially offset by contributions from recent acquisitions. Excluding the amortization of acquisition-related intangible assets and the aforementioned impairment and nonrecurring expenses, adjusted EPS increased 21.1% to $3.14 per diluted share, compared to $2.59 per diluted share in the prior year period.

Fiscal 2026 fourth quarter adjusted EBITDA increased 38.8% to a record $82.9 million, up from $59.8 million in the prior year period. Adjusted EBITDA margin expanded 90 bps to 26.8%, compared to 25.9% in the prior year period, due to the realized synergies from recent acquisitions.

The quarterly cash flows from operations were an outflow of $1.7 million, as compared to an inflow of $27.3 million in the prior year period. Free cash flow, defined as cash flow from operations minus capital expenditures, was an outflow of $6.8 million, compared to an inflow of $22.8 million in the prior year period, a decrease of $29.6 million. The decreases were primarily due to working capital deployed in the quarter to support our record revenue.

Following quarter-end, the Company announced its twenty-ninth consecutive regular quarterly cash dividend in the amount of $0.30 per share, which was paid on May 8, 2026, to shareholders of record on April 24, 2026.

The Company’s effective tax rate for the fiscal fourth quarter was 27.1%, or 22.0% adjusted, as compared to 24.6%, or 24.7% adjusted, in the prior year period. The lower adjusted effective tax rate in the current year period was due to the favorable impact from the finalization of annual tax provision in the fiscal fourth quarter.

Fiscal 2026 Fourth Quarter Segment Results

Contractor Solutions segment revenue was $237.1 million, a $71.2 million or 42.9% increase over the prior year period, comprised of inorganic growth of $66.9 million from acquisitions in the last twelve months and a 2.6% or $4.3 million increase in organic revenue from pricing actions. As compared to the prior year period, net revenue growth was driven by the HVAC/R, plumbing, and architecturally-specified building products end markets. Including pre-acquisition revenue effect from the recent acquisitions of Aspen Manufacturing and MARS Parts, as if they had been owned by the Company during the same period in the prior year, our organic revenue growth would have been 0.7% in the current quarter. Segment operating income was $52.8 million, or $56.8 million adjusted to exclude $3.0 million of nonrecurring expenses related to transaction and integration expenses for completed acquisitions and a discrete inventory write-down associated with a realignment of our distribution strategy, compared to $43.0 million, or $46.5 million adjusted, in the prior year period. The increase in operating profit resulted from the inclusion of recently acquired businesses and pricing actions, partially offset by increased tariffs, and lower organic sales. Segment operating income margin for the fiscal fourth quarter was 22.2%, or 24.0% adjusted, as compared to 25.9%, or 28.0% adjusted, in the prior year period primarily due to lower margins from recent acquisitions and increased tariffs, offset somewhat by pricing actions and lower domestic and ocean freight costs. Segment adjusted EBITDA in the fiscal fourth quarter increased 34.1% to $75.1 million, or 31.7% of revenue, compared to $56.0 million, or 33.7% of revenue in the prior year period. The decline in margin is primarily due to lower margins associated with recent acquisitions.

Specialized Reliability Solutions segment revenue was $46.2 million, a $8.5 million or 22.4% increase over the prior year period. Revenue growth was comprised of organic growth of $3.3 million, or 8.8%, and inorganic growth of $5.2 million, or 13.7%. Revenue increased in the mining, energy, and rail transportation end markets and declined in the general industrial end market. Segment operating income was $7.2 million, or $8.4 million adjusted to exclude nonrecurring expenses related to integration expenses for closed acquisitions and restructuring expenses, an increase of 88.8% compared to $4.5 million in the prior year period. Segment operating income margin for the fiscal fourth quarter was 15.6%, or 18.2% adjusted, as compared to the prior year period of 11.8% due to higher margins on recent acquisitions, pricing actions, and a favorable product mix, offset somewhat by increased material costs. Segment adjusted EBITDA in the fiscal fourth quarter was $10.1 million, or 21.8% of revenue, compared to $5.8 million, or 15.3% of revenue in the prior year period.

Engineered Building Solutions segment revenue was $27.6 million; a 3.8% decrease compared to $28.7 million in the prior year period. Segment operating loss was $13.4 million, or (48.4)% of revenue, as compared to the prior year period of $3.7 million, or 13.0% of revenue. The decrease is primarily the result of the aforementioned impairment and expenses related to the Greco Plans. Excluding the Greco Plans related impairment and expenses, segment adjusted operating income was $4.4 million, or 15.9% of revenue, as compared to the prior year period of $3.7 million, or 13.0% of revenue. The increased adjusted operating income was driven by favorable project mix and workforce management, more than offsetting increased material costs. Segment adjusted EBITDA and adjusted EBITDA margin in the fiscal fourth quarter were $4.9 million and 17.6%, respectively, compared to $4.2 million and 14.5%, respectively, in the prior year period.

During the fiscal quarter, in connection with the Greco Plans, we recorded a non-cash impairment charge of $15.6 million and additional exit-related expenses of $2.1 million, both of which are reported in our Engineered Building Solutions segment.

Excluding the Greco businesses, Engineered Building Solutions segment revenue was $21.7 million; a 10.5% increase compared to $19.7 million in the prior year period. Segment adjusted EBITDA and adjusted EBITDA margin in the fiscal fourth quarter were $5.6 million and 25.8%, respectively, compared to $4.2 million and 21.2%, respectively, in the prior year period.

All percentages are calculated based upon the attached financial statements. Share counts used in determining the diluted EPS are based on a weighted average of outstanding shares throughout the reporting period.

Fiscal 2026 Full Year Consolidated Results

Consolidated revenue was $1.1 billion, representing 23.3% growth from $878.3 million in the prior year period, with growth coming from the Contractor Solutions and Specialized Reliability Solutions segments. Of the $204.2 million total growth, $222.6 million was inorganic from acquisitions in the last twelve months, offset by a $18.4 million or 2.1% decrease in organic revenue due to end market headwinds.

Gross profit in the current year was $453.7 million, or $461.6 million adjusted, representing $60.4 million or 15.3% growth from $393.3 million in the prior year, or 17.4% growth as adjusted, with the incremental profit resulting predominantly from revenue growth and favorable ocean and domestic freight costs, partially offset by increases in material costs directly and indirectly driven by tariffs. Adjustments made to gross margin in the year include expenses related to acquisition-related integration, the previously mentioned nonrecurring inventory write-down associated with a realignment of our distribution strategy, and expenses related to Greco Plans. Gross profit as a percentage of sales was 41.9%, or 42.6% adjusted, compared to 44.8% in the prior year. Adjusted gross margin decline was a result of the inclusion of recent acquisitions and increases in tariffs and material costs, partially offset by pricing actions and favorable ocean and domestic freight costs.

Operating expenses as a percentage of revenue were 26.3%, or 24.0% adjusted, an increase compared to the prior year of 24.1%, or 23.6% adjusted. Adjustments to operating expenses include Greco Plans related expenses of $17.0 million, nonrecurring expenses of $7.9 million during the current year related to transaction and integration expenses for closed acquisitions, as well as restructuring expenses of $0.5 million. Operating expenses in the current year period were $285.1 million or $259.7 million adjusted as compared to $212.1 million, or $207.7 million in the prior year. The additional expenses were related to recent acquisitions, including amortization of intangible assets.

Operating income was $168.5 million or $201.9 million adjusted to exclude the aforementioned items, as compared to $181.2 million, or $185.6 million adjusted, in the prior year. The incremental adjusted operating income resulted from the gross profit increase, partially offset by the operating expense increase as discussed above. Operating income margin in the current period decreased to 15.6% or 18.7% adjusted, compared to the prior year of 20.6%, or 21.1% adjusted. During the comparative periods, the lower operating income margin was due to the decrease in gross margin, as well as a slight increase in operating expenses as a percentage of revenue.

Interest expense, net was $22.2 million, compared to $0.3 million in the prior year. The increase of $22.0 million was a result of a higher debt balance for the year due to funding the recent acquisitions and share repurchases.

Net income attributable to CSW decreased to $112.0 million, compared to the prior year of $136.7 million. EPS was $6.70, compared to $8.38 in the prior year. Excluding the amortization of acquisition-related intangible assets and the aforementioned impairment and nonrecurring expenses, adjusted EPS was $10.38 vs. $9.71, a 6.9% increase over the prior year.

Fiscal 2026 adjusted EBITDA increased 18.3% to $269.6 million from $227.9 million in the prior year. Adjusted EBITDA as a percentage of revenue contracted 100 bps to 24.9%, compared to 25.9%, in the prior year due mostly to the lower gross margin.

Net cash provided by operating activities for fiscal 2026 was $149.7 million, compared to $168.4 million in the prior year. Operating cash flow during the fiscal year 2026 decreased $18.7 million or 11.1% primarily due to the working capital deployed in the fiscal fourth quarter to support our record revenue, as well as the impact from the aforementioned nonrecurring integration and transaction expenses related to completed acquisitions.

Including cash on hand, our net debt according to our credit facility covenant calculation was $842.7 million, resulting in a net Debt-to-EBITDA leverage ratio of 2.55x. The Company ended the quarter with $871.5 million outstanding on the revolving line of credit and the Term Loan A. The revolving line of credit and Term Loan A currently will have an interest rate of one-month SOFR plus 200 basis points following the fiscal fourth quarter covenant calculation submission, per terms of the credit facility. In the third quarter of fiscal 2026, the Company entered into a three-year syndicated interest rate hedge to lock in the SOFR rate at 3.416% for the first $300.0 million borrowing under the Term Loan A.

In fiscal 2026, the Company deployed $1.0 billion of capital to acquisitions and $17.3 million in organic capital expenditures, while returning $145.5 million of total cash to shareholders through share repurchases of $127.5 million and dividends of $18.0 million.

The Company’s effective tax rate for the fiscal year was 22.5%, or 24.7% adjusted, as compared to 23.7% or 25.5% adjusted in the prior year. The adjusted effective tax rate was favorably impacted by the estimated tax credits and share grant activities.

Fiscal 2026 Full Year Segment Results

Contractor Solutions segment revenue was $810.3 million, a $193.0 million or 31.3% increase from the prior year. Revenue growth was comprised of inorganic growth from acquisitions during the last twelve months ($215.1 million, or 34.8%, of growth), offset by a decrease in organic growth of $22.1 million or 3.6% due to lower unit volumes partially offset by pricing actions. Organic unit volumes were down in the current fiscal year due to weaker housing activity, a one-time stock up of inventory in the prior year first quarter for a customer's added distribution center network, consumers' shift to repair of HVAC units versus replacement, and customer destocking at the end of the 2025 calendar year. As compared to the prior year, net revenue growth was driven by all end markets served. Segment operating income in the current year was $175.7 million, or $188.3 million adjusted to exclude $9.5 million of nonrecurring expenses related to transaction and integration expenses for completed acquisitions and a discrete inventory write-down associated with a realignment of our distribution strategy, compared to $165.9 million, or $170.3 million adjusted, in the prior year. The incremental profit resulted primarily from the inclusion of recent acquisitions, pricing actions and favorable ocean and domestic freight costs, partially offset by decreased organic volumes and increased tariffs. Segment operating income margin was 21.7%, or 23.2% adjusted, compared to 26.9%, or 27.6% adjusted, in the prior year, driven primarily by the inclusion of recent acquisitions including intangible amortization and an increase in tariffs, partially offset by pricing actions and lower ocean and domestic freight costs. Segment adjusted EBITDA in the current period was $248.8 million, or 30.7% of revenue, compared to $205.4 million, or 33.3% of revenue in the prior year period.

Specialized Reliability Solutions segment revenue grew to $160.1 million, a $12.5 million or 8.4% increase from the prior year of $147.6 million. Revenue growth was comprised of inorganic growth of $7.5 million, or 5.1% and organic growth of $5.0 million, or 3.4%. Revenue grew in the general industrial and mining end markets, offset by a decrease in the energy end market. In the current year, segment operating income was $22.1 million, or $24.1 million adjusted to exclude nonrecurring expenses related to restructuring, transaction and integration expenses for completed acquisitions, which represents 13.8%, or 15.0% adjusted, of revenue, compared to the prior year period of $22.7 million, or 15.4% of revenue. The slight decline in segment operating income margin resulted from an escalation in material costs driven by indirect tariffs, increased commodity rates, and higher freight costs. Segment adjusted EBITDA in the current period was $29.7 million, or 18.5% of revenue, compared to $28.0 million, or 19.0% of revenue in the prior year.

Engineered Building Solutions segment revenue was $119.9 million, a slight $1.2 million decrease compared to the prior year revenue of $121.1 million. Segment operating loss was $1.2 million, or operating income of $16.6 million adjusted to exclude a $15.6 million impairment and $2.1 million exit-related expenses. This represents a 13.6% decrease from prior year operating income of $19.2 million, or 15.8% of revenue, driven primarily by increased material costs and strategic pricing in response to competitive pressures. Segment adjusted EBITDA in the current period was $18.4 million, or 15.4% of revenue, compared to $21.0 million, or 17.4% of revenue in the prior year period.

Excluding the Greco business, Engineered Building Solutions segment revenue was $86.5 million, a 6.0% increase compared to $81.6 million in the prior year. Fiscal year segment adjusted EBITDA and adjusted EBITDA margin were $18.8 million and 21.8%, respectively, compared to $17.1 million and 20.9%, respectively, in the prior year.

All percentages are calculated based upon the attached financial statements. Share count used in determining the diluted EPS is based on a weighted average of outstanding shares throughout the measurement period.

Conference Call Information

The Company will host a conference call today at 10:00 a.m. ET to discuss the results, followed by a question-and-answer session for the investment community. A live webcast of the call can be accessed at https://ir.csw.com. To access the call, participants may dial 1-877-407-0784, international callers may use 1-201-689-8560, and request to join the CSW Industrials earnings call.

A telephonic replay will be available shortly after the conclusion of the call and until Tuesday, June 9, 2026. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13760322. The call will also be available for replay via webcast link on the Investors portion of the CSW website www.csw.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations, and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

Non-GAAP Financial Measures

This press release includes an analysis of adjusted diluted earnings per share attributable to CSW, adjusted net income attributable to CSW, adjusted effective tax rate, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted operating cash flows, adjusted free cash flows, revenue calculated to include pre-acquisition revenue effect for recent acquisitions, adjusted EBS excluding Greco and adjusted CSW excluding Greco, which are non-GAAP financial measures of performance. Attributable to CSW is defined to exclude the income attributable to the non-controlling interest in the Whitmore JV.

CSW utilizes adjusted EBITDA (earnings before interest, tax, depreciation and amortization) as an additional consolidated, non-GAAP financial measure, which consists of consolidated net income including income attributable to the non-controlling interest in the Whitmore JV, adjusted to remove the impact of income taxes, interest expense, depreciation, amortization and impairment, and significant nonrecurring items.

For a reconciliation of these measures to the most directly comparable GAAP measures and for a discussion of why we consider these non-GAAP measures useful, see the “Reconciliation of Non-GAAP Measures” section of this release.

About CSW Industrials, Inc.

CSW Industrials is a diversified industrial growth company with industry-leading operations in three segments: Contractor Solutions, Specialized Reliability Solutions, and Engineered Building Solutions. CSW provides niche, value-added products with two essential commonalities: performance and reliability. The primary end markets we serve with our well-known brands include: HVAC/R, plumbing, electrical, general industrial, architecturally-specified building products, energy, mining, and rail transportation. For more information, please visit www.csw.com.

Investor Relations

Alexa Huerta
Vice President, Investor Relations and Treasurer
214-489-7113
alexa.huerta@csw.com

CSW INDUSTRIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Year Ended March 31,
(Amounts in thousands, except per share amounts)	2026	2025	2026	2025
Revenues, net	$308,960	$230,549	$1,082,549	$878,301
Cost of revenues	(182,348)	(128,664)	(628,867)	(484,989)
Gross profit	126,612	101,885	453,682	393,312
Selling, general and administrative expenses	(71,445)	(56,841)	(269,520)	(212,064)
Impairment expense	(15,627)	—	(15,627)	—
Operating income	39,541	45,044	168,535	181,248
Interest expense, net	(11,785)	1,616	(22,245)	(269)
Other expense, net	48	(147)	(737)	(862)
Income before income taxes	27,805	46,514	145,553	180,117
Provision for income taxes	(7,539)	(11,458)	(32,706)	(42,633)
Net income	20,264	35,053	112,847	137,484
Income attributable to redeemable noncontrolling interest	(63)	7	(802)	(832)
Net income attributable to CSW	$20,201	$35,060	$112,045	$136,652

Net income per share attributable to CSW
Basic	$1.23	$2.09	$6.73	$8.41
Diluted	$1.22	$2.08	$6.70	$8.38

Weighted average number of shares outstanding:
Basic	16,434	16,779	16,653	16,242
Diluted	16,500	16,859	16,712	16,314

CSW INDUSTRIALS, INC.
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share amounts)	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$33,799	$225,845
Accounts receivable, net	210,264	155,651
Inventories, net	309,707	194,876
Prepaid expenses and other current assets	26,555	16,489
Assets held for sale	8,742	—
Total current assets	589,067	592,861
Property, plant and equipment, net	107,536	93,415
Goodwill	632,631	264,092
Intangible assets, net	900,051	357,910
Other assets	87,399	70,787
Total assets	$2,316,684	$1,379,065

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$76,930	$54,767
Accrued and other current liabilities	116,055	92,435
Current portion of long-term debt	29,458	—
Liabilities held for sale	4,478	—
Total current liabilities	226,921	147,202
Long-term debt	839,836	—
Retirement benefits payable	1,040	1,083
Other long-term liabilities	179,489	138,347
Noncurrent liabilities, discontinued operations	—	—
Total liabilities	1,247,286	286,632
Commitments and contingencies (Note 18)
Redeemable noncontrolling interest	18,989	20,187
Equity:
Common shares, $0.01 par value	178	177
Additional paid-in capital	520,076	501,286
Treasury shares, at cost (1,544 and 1,027 shares, respectively)	(257,704)	(122,125)
Retained earnings	798,956	705,035
Accumulated other comprehensive loss	(11,097)	(12,127)
Total equity	1,050,409	1,072,246
Total liabilities and equity	$2,316,684	$1,379,065

CSW INDUSTRIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
(Amounts in thousands)	2026	2025
Cash flows from operating activities:
Net income	$112,847	$137,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,907	14,210
Amortization of acquisition-related intangible assets & inventory step-up	51,174	28,029
Amortization of deferred financing fees	1,071	766
Provision for inventory reserves	4,254	2,686
Provision for credit losses	2,279	1,408
Share-based and other executive compensation	14,930	13,587
Fair value change in contingent consideration	—	2100
Net loss (gain) on disposals of property, plant and equipment	756	35
Net pension benefit	67	66
Impairment expenses	15,634	—
Net deferred taxes	(6,035)	(6,915)
Changes in operating assets and liabilities:
Accounts receivable	(27,076)	(9,116)
Inventories	(36,751)	(35,699)
Prepaid expenses and other current assets	(5,204)	(1,369)
Other assets	782	1,424
Accounts payable and other current liabilities	10,702	21,664
Retirement benefits payable and other liabilities	(5,684)	(1,998)
Net cash provided by operating activities	149,653	168,362
Cash flows from investing activities:
Capital expenditures	(17,257)	(16,266)
Proceeds from sale of assets	217	1,229
Cash paid for investments	(4,800)	(2,500)
Cash paid for acquisitions (net of cash received)	(1,021,233)	(84,684)
Net cash used in investing activities	(1,043,073)	(102,221)
Cash flows from financing activities:
Borrowings on lines of credit	505,724	32,723
Repayments of lines of credit	(226,724)	(198,723)
Borrowings on Term Loan A	600,000	—
Repayments on Term Loan A	(7,500)	—
Payments of deferred loan costs	(5,271)	—
Payments of contingent consideration	(11,988)	(1,085)
Purchase of treasury shares	(132,746)	(27,693)
Proceeds from issuance of equity	—	347,407
Distributions to redeemable noncontrolling interest shareholder	(2,000)	—
Dividends paid to shareholders	(18,021)	(14,582)
Net cash provided by (used in) provided by financing activities	701,474	138,047
Effect of exchange rate changes on cash and equivalents	(100)	(499)
Net change in cash and cash equivalents	(192,046)	203,689
Cash and cash equivalents, beginning of period	225,845	22,156
Cash and cash equivalents, end of period	$33,799	$225,845

Reconciliation of Non-GAAP Measures

We use adjusted earnings per share attributable to CSW, adjusted net income attributable to CSW, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted effective tax rate, adjusted EBITDA, adjusted operating cash flows, free cash flows, revenue calculated to include pre-acquisition revenue effect for recent acquisitions, adjusted EBS excluding Greco and adjusted CSW excluding Greco, together with financial measures prepared in accordance with GAAP, such as revenue, cost of revenue, operating expense, operating income, net income attributable to CSW and operating cash flows, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. Free cash flow is a non-GAAP financial measure and is defined as cash flow from operations less capital expenditures. We believe these measures are useful for investors to assess the operating performance of our business without the effect of non-recurring items. In the following tables, there could be immaterial differences in amounts presented due to rounding.

CSW INDUSTRIALS, INC.
Reconciliation of Net Income Attributable to CSW to Adjusted Net Income Attributable to CSW
(Unaudited)

(Amounts in thousands)	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net income attributable to CSW	$20,202	$35,061	$112,045	$136,652

Adjusting items:
Amortization of acquisition-related intangible assets and inventory step-up	16,198	7,833	51,173	28,014
Amortization tax effect	(4,075)	(1,874)	(12,727)	(6,866)
Acquisition-related integration expenses, net of tax effect	2,679	—	5,773	—
Nonrecurring inventory write down, net of tax effect	865	—	2,361	—
Acquisition-related transaction expenses, net of tax effect	283	1,074	3,829	1,716
Greco Canada exit related expenses, net of tax effect	1,575	—	1,575	—
Nonrecurring restructuring expenses, net of tax effect	408	—	408	—
Greco impairment expenses, net of tax effect	13,617	—	13,617	—
Uncertain tax position accrual release	—	—	(4,544)	(2,691)
Fair value change in contingent consideration, net of tax effect	—	1,573	—	1,573
Adjusted net income attributable to CSW	$51,752	$43,666	$173,510	$158,398

Net Income Attributable to CSW per diluted common share	$1.22	$2.08	$6.70	$8.38

Adjusting Items, per dilutive common share:
Amortization of acquisition-related intangible assets and inventory step-up	0.98	0.46	3.06	1.72
Amortization tax effect	(0.25)	(0.11)	(0.76)	(0.42)
Acquisition-related integration expenses, net of tax effect	0.16	—	0.35	—
Nonrecurring inventory write down, net of tax effect	0.05	—	0.14	—
Acquisition-related transaction expenses, net of tax effect	0.02	0.06	0.23	0.11
Greco Canada exit related expenses, net of tax effect	0.10	—	0.09	—
Nonrecurring restructuring expenses, net of tax effect	0.02	—	0.02	—
Greco impairment expenses, net of tax effect	0.83	—	0.81	—
Uncertain tax position accrual release	—	—	(0.27)	(0.16)
Fair value change in contingent consideration, net of tax effect	—	0.09	—	0.10
Adjusted net income attributable to CSW per dilutive common share	$3.14	$2.59	$10.38	$9.71

CSW Industrials, Inc.
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
(unaudited)

(Amounts in thousands)	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
GAAP income before tax	$27,804	$46,513	$145,553	$180,117
Adjusting items:
Acquisition-related integration expenses	3,501	—	7,664	—
Nonrecurring inventory write down	1,083	—	3,135	—
Acquisition-related transaction expenses	170	1,434	4,265	2,294
Nonrecurring restructuring expenses	542	—	542	—
Greco Canada Exit related expenses	2,130	—	2,130	—
Greco impairment expenses	15,627	—	15,627	—
Fair value change in contingent consideration liability	—	2,100	—	2,100
Reversal of tax indemnification receivable	—	—	1,406	858
Adjusted income before tax	$50,857	$50,046	$180,322	$185,369

GAAP provision for income tax	$7,539	$11,458	$32,706	$42,633
Adjusting items:
Tax effect of acquisition-related integration expenses	822	—	1,891	—
Tax effect of nonrecurring inventory write down	218	—	774	—
Tax effect of acquisition-related transaction expenses	(113)	360	436	578
Tax effect of nonrecurring restructuring expenses	134	—	134	—
Tax effect of Greco Canada Exit related expenses	555	—	555	—
Tax effect of Greco impairment expenses	2,010	—	2,010	—
Tax effect of fair value change in contingent consideration liability	—	527	—	527
Tax effect of reversal of tax indemnification receivable	—	—	1,406	858
Uncertain tax position accrual release	—	—	4,544	2,691
Adjusted provision for income tax	$11,165	$12,345	$44,456	$47,287

GAAP effective tax rate	27.1%	24.6%	22.5%	23.7%
Adjusted effective tax rate	22.0%	24.7%	24.7%	25.5%

CSW Industrials, Inc.
Reconciliation of Contractor Solutions Segment Reported Revenue to Revenue Calculated to Include Pre-Acquisition Revenue Effect
(unaudited)

(Amounts in thousands)	Three Months Ended March 31,
	2026	2025
Contractor Solutions Segment Reported Revenue, Net	$237,110	$165,929

Adjusting Items:
Pre-acquisition revenue effect for recent acquisitions (a)	—	69,621
	$237,110	$235,550

(a) Revenue effect from MARS Parts and Aspen Manufacturing acquisitions as if the acquisitions had been owned by CSW during the same months in the quarter ended March 31, 2025. This calculation is provided to allow investors to understand our organic growth, including pre-acquisition revenue effect from recent acquisitions, on a comparable basis.

CSW INDUSTRIALS, INC.
Reconciliation of Net Income Attributable to CSW to Adjusted EBITDA
(unaudited)

(Amounts in thousands)	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net Income attributable to CSW	$20,202	$35,061	$112,045	$136,652
Plus: Income attributable to redeemable noncontrolling interest	63	(7)	802	832
Net Income	$20,265	$35,054	$112,846	$137,484

Adjusting Items:
Interest expense, net	11,785	(1,616)	22,245	269
Income tax expense	7,539	11,458	32,706	42,633
Depreciation & amortization	20,284	11,327	67,071	42,223
Greco impairment expense	15,627	—	15,627	—
EBITDA	$75,500	$56,224	$250,496	$222,608

EBITDA Adjustments:
Acquisition-related integration expenses	3,501	—	7,664	—
Nonrecurring inventory write down	1,083	—	3,135	—
Acquisition-related transaction expenses	170	1,434	4,265	2,294
Nonrecurring restructuring expenses	542	—	542	—
Greco Canada exit related expenses	2,130	—	2,130	—
Fair value change in contingent consideration	—	2,100		2,100
Reversal of tax indemnification receivable	—	—	1,406	858
Adjusted EBITDA	$82,926	$59,758	$269,638	$227,860
Adjusted EBITDA % Revenue	26.8%	25.9%	24.9%	25.9%

CSW Industrials, Inc.
Reconciliation of Gross Profit to Adjusted Gross Profit
(unaudited)

(Amounts in thousands)	Three months ended March 31,		Year Ended March 31,
	2026	2025	2026	2025

Gross Profit	$126,612	$101,885	$453,682	$393,312
Gross Profit % Revenue	41.0%	44.2%	41.9%	44.8%

Adjusting Items:
Acquisition-related integration expenses	1,572	—	4,017	—
Nonrecurring inventory write down	1,083	—	3,135	—
Greco Canada exit related expenses	739	—	739	—
Nonrecurring COGS reclass	4,497	—	—	—
Adjusted Gross Profit	$134,503	$101,885	$461,573	$393,312
Adjusted Gross Profit % Revenue	43.5%	44.2%	42.6%	44.8%

CSW Industrials, Inc.
Reconciliation of Operating Expenses to Adjusted Operating Expenses
(unaudited)

(Amounts in thousands)	Three months ended March 31,		Year Ended March 31,
	2026	2025	2026	2025

Operating expenses (a)	$87,072	$56,841	$285,147	$212,065
Operating expenses % Revenue	28.2%	24.7%	26.3%	24.1%

Adjusting Items:
Acquisition-related integration expenses	(1,929)	—	(3,650)	—
Acquisition-related transaction expenses	(170)	(1,434)	(4,265)	(2,294)
Greco Canada exit related expenses	(1,391)	—	(1,391)	—
Nonrecurring restructuring expenses	(542)	—	(542)	—
Greco impairment expenses	(15,627)	—	(15,627)	—
Fair value change in contingent consideration liability	—	(2,100)	—	(2,100)
Nonrecurring COGS reclass	4,497	—	—	—
Adjusted Operating expenses	$71,909	$53,307	$259,673	$207,671
Adjusted Operating expenses % Revenue	23.3%	23.1%	24.0%	23.6%
(a) Operating expenses include selling, general, and administrative expense and impairment expense.

CSW INDUSTRIALS, INC.
Reconciliation of Segment Operating Income to Segment Adjusted EBITDA
(unaudited)

(Amounts in thousands)	Three Months Ended March 31, 2026
	Contractor Solutions	Specialized Reliability Solutions	Engineered Building Solutions	Corporate and Other	Consolidated
Revenue, net	$237,110	$46,216	$27,650	$(2,015)	$308,960

Operating Income	$52,753	$7,228	$(13,373)	$(7,068)	$39,541
% Revenue	22.2%	15.6%	(48.4)%		12.8%

Adjusting Items:
Acquisition-related integration expenses	2,842	660	—	—	3,502
Nonrecurring inventory write down	1,083	—	—	—	1,083
Acquisition-related transaction expenses	170	—	—	—	170
Nonrecurring restructuring expenses	—	542	—	—	542
Greco Canada exit related expenses	—	—	2,130	—	2,130
Greco impairment expenses	—	—	15,627	—	15,627
Adjusted Operating Income	$56,848	$8,430	$4,385	$(7,068)	$62,595
% Revenue	24.0%	18.2%	15.9%		20.3%

Adjusting Items:
Other income (expense), net	109	(2)	(7)	(52)	48
Depreciation & amortization	18,145	1,625	487	26	20,284
Adjusted EBITDA	$75,103	$10,052	$4,865	$(7,093)	$82,927
% Revenue	31.7%	21.8%	17.6%		26.8%

(Amounts in thousands)	Three Months Ended March 31, 2025
	Contractor Solutions	Specialized Reliability Solutions	Engineered Building Solutions	Corporate and Other	Consolidated
Revenue, net	$165,929	$37,750	$28,732	$(1,861)	$230,549

Operating Income	$42,999	$4,465	$3,736	$(6,156)	$45,044
% Revenue	25.9%	11.8%	13.0%		19.5%

Adjusting Items:
Fair value change in contingent consideration liability	2,100	—	—	—	2,100
Acquisition-related transaction expenses	1,434	—	—	—	1,434
Adjusted Operating Income	$46,533	$4,465	$3,736	$(6,156)	$48,577
% Revenue	28.0%	11.8%	13.0%		21.1%

Adjusting Items:
Other income (expense), net	(36)	(34)	(12)	(65)	(147)
Depreciation and amortization	9,502	1,356	427	42	11,327
Adjusted EBITDA	$55,998	$5,787	$4,152	$(6,179)	$59,758
% Revenue	33.7%	15.3%	14.5%		25.9%

CSW INDUSTRIALS, INC.
Reconciliation of Segment Operating Income to Segment Adjusted EBITDA
(unaudited)

(Amounts in thousands)	Year Ended March 31, 2026
	Contractor Solutions	Specialized Reliability Solutions	Engineered Building Solutions	Corporate and Other	Consolidated
Revenue, net	$810,317	$160,111	$119,911	$(7,789)	$1,082,549

Operating Income	$175,677	$22,079	$(1,180)	$(28,042)	$168,535
% Revenue	21.7%	13.8%	(1.0)%		15.6%

Adjusting Items:
Acquisition-related integration expenses	6,617	1,047	—	—	7,664
Nonrecurring inventory write down	3,135	—	—	—	3,135
Acquisition-related transaction expenses	2,862	423	—	979	4,265
Nonrecurring restructuring expenses	—	542	—	—	542
Greco Canada exit related expenses	—	—	2,130	—	2,130
Greco impairment expenses	—	—	15,627	—	15,627
Adjusted Operating Income	$188,291	$24,092	$16,578	$(27,063)	$201,898
% Revenue	23.2%	15.0%	13.8%		18.7%

Adjusting Items:
Other income (expense), net	(343)	(136)	8	(266)	(737)
Depreciation & amortization	59,408	5,725	1,827	112	67,071
Reversal of tax indemnification receivable	1,406	—	—	—	1,406
Adjusted EBITDA	$248,762	$29,681	$18,412	$(27,217)	$269,639
% Revenue	30.7%	18.5%	15.4%		24.9%

(Amounts in thousands)	Year Ended March 31, 2025
	Contractor Solutions	Specialized Reliability Solutions	Engineered Building Solutions	Corporate and Other	Consolidated
Revenue, net	$617,331	$147,641	$121,119	$(7,791)	$878,301

Operating Income	$165,893	$22,673	$19,187	$(26,505)	$181,248
% Revenue	26.9%	15.4%	15.8%		20.6%

Adjusting Items:
Fair value change in contingent consideration liability	2,100	—	—	—	2,100
Acquisition-related transaction expenses	2,294	—	—	—	2,294
Adjusted Operating Income	$170,287	$22,673	$19,187	$(26,505)	$185,641
% Revenue	27.6%	15.4%	15.8%		21.1%

Adjusting Items:
Other income (expense), net	(371)	(233)	7	(265)	(862)
Depreciation & amortization	34,666	5,553	1,826	177	42,223
Reversal of tax indemnification receivable	858	—	—	—	858
Adjusted EBITDA	$205,440	$27,993	$21,020	$(26,593)	$227,860
% Revenue	33.3%	19.0%	17.4%		25.9%

CSW INDUSTRIALS, INC.
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

(Amounts in thousands)	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$(1,682)	$27,293	$149,653	$168,362
Less: Capital expenditures	(5,127)	(4,531)	(17,257)	(16,266)
Free cash flow	$(6,809)	$22,762	$132,396	$152,096
Adjusted EBITDA	$82,927	$59,758	$269,639	$227,860
Free cash flow % Adj. EBITDA	(8.2)%	38.1%	49.1%	66.7%

CSW INDUSTRIALS, INC.
Reconciliation of Adjusted CSW to Adjusted CSW excluding Greco
(Unaudited)

(Amounts in thousands)	Three months ended March 31,
	2026			2025
	CSW Consolidated	Greco Consolidated	CSW Consolidated excluding Greco	CSW Consolidated	Greco Consolidated	CSW Consolidated excluding Greco
Revenues, net	$308,960	$5,903	$303,057	$230,549	$9,058	$221,491
Adjusted EBITDA	82,927	(751)	83,678	59,758	(25)	59,783
Adjusted EBITDA Margin	26.8%	(12.7)%	27.6%	25.9%	(0.3)%	27.0%
Amortization Adjusted EPS	$3.14	$(0.05)	$3.19	$2.59	$(0.01)	$2.61

	Year Ended March 31,
	2026			2025
	CSW Consolidated	Greco Consolidated	CSW Consolidated excluding Greco	CSW Consolidated	Greco Consolidated	CSW Consolidated excluding Greco
Revenues, net	$1,082,549	$33,450	$1,049,100	$878,301	$39,529	$838,771
Adjusted EBITDA	269,638	(407)	270,045	227,860	3,950	223,910
Adjusted EBITDA Margin	24.9%	(1.2)%	25.7%	25.9%	10.0%	26.7%
Amortization Adjusted EPS	$10.38	$(0.08)	$10.46	$9.71	$0.12	$9.59

CSW INDUSTRIALS, INC.
Reconciliation of Adjusted EBS to Adjusted EBS excluding Greco
(Unaudited)

(Amounts in thousands)	Three months ended March 31,
	2026			2025
	EBS	Greco Consolidated	EBS, excluding Greco	EBS	Greco Consolidated	EBS, excluding Greco
Revenues, net	$27,650	$5,903	$21,746	$28,732	$9,058	$19,674
Adjusted EBITDA	4,865	(751)	5,616	4,152	(25)	4,177
Adjusted EBITDA Margin	17.6%	(12.7)%	25.8%	14.5%	(0.3)%	21.2%

	Year Ended March 31,
	2026			2025
	EBS	Greco Consolidated	EBS, excluding Greco	EBS	Greco Consolidated	EBS, excluding Greco
Revenues, net	$119,911	$33,450	$86,462	$121,119	$39,529	$81,590
Adjusted EBITDA	18,412	(407)	18,819	21,020	3,950	17,070
Adjusted EBITDA Margin	15.4%	(1.2)%	21.8%	17.4%	10.0%	20.9%

CSW INDUSTRIALS, INC.
Net Debt to Adjusted EBITDA Ratio per Revolving Credit Facility ("RCF")
(Unaudited)

(in thousands, except net debt to adjusted EBITDA ratio)	March 31, 2026
GAAP debt	$871,500
Minus: GAAP cash	(33,799)
Add: Restricted cash per RCF	4,628
Add: Capital lease liabilities	330
Net debt per RCF	$842,659

GAAP Net Income	$112,846
Interest expense, net	22,245
Income tax expense	32,706
Depreciation & amortization	67,071
Greco impairment expense	15,627
Proforma EBITDA for acquisitions	44,675
Stock compensation expenses	14,930
Acquisition transaction and integration expenses	12,675
Prior year ESOP contribution	4,859
Greco Canada Exit related expenses	2,130
Non-cash tax indemnification expense	1,406
Nonrecurring restructuring expenses	542
Other misc. adjustments per RCF	(850)
Adjusted EBITDA per RCF	$330,863

Net debt to adjusted EBITDA ratio per RCF	2.55x